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                                                                      Exhibit 99

                                  CONTACT:   MICHAEL J. WELCH
                                             CHIEF FINANCIAL OFFICER
                                             EQUITY MARKETING, INC.
                                             (310) 887-4315

                                             MOLLIE LEISER
                                             (212) 614-5109

FOR IMMEDIATE RELEASE

              EQUITY MARKETING ACQUIRES CORINTHIAN MARKETING, INC.
                    DEAL MARKS EQUITY MARKETING'S MAJOR MOVE
               INTO THE U.S. PROFESSIONAL SPORTS LICENSING DOMAIN

        LOS ANGELES, CA, APRIL 27,1998 --- Equity Marketing, Inc. (Nasdaq: EMAK) today announced the acquisition of Corinthian Marketing, Inc. Corinthian produces and distributes the popular Headliners(TM) brand of collectible sports figurines. Headliners are uniquely designed with oversized heads to capture the look and personality of popular professional athletes. The Headliners brand is sold through mass market and hobby-related retailers and is based on licensing relationships with Major League Baseball and the M.L.B. Player's Association, the National Hockey League and the N.H.L. Player's Association, and the National Football League, N.F.L. Players, Inc., N.F.L. Quarterback Club and the Collegiate Licensing Corporation.

Commenting on the acquisition, Stephen P. Robeck and Donald A. Kurz, Co-CEOs of Equity Marketing said, "The addition of the Headliners brand to our newly established Equity Sports business is an important step in our continuing growth. It is a springboard into the professional sports licensing arena and adds the enormous power of sports-based intellectual property to our core strength in entertainment. This has been a strategic priority for us."

Under the terms of the agreement, Equity Marketing purchased all of the stock in Corinthian and its related trademarks for total cash consideration of approximately $8.7 million. Based on year-to-date sales and current orders, the Headliners business is expected to generate revenue, on a stand-alone basis, of between $10-12 million in 1998. The acquisition will be accounted for as a purchase and is being financed through the Company's existing cash reserves. The transaction is expected to be

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slightly accretive to Equity Marketing's 1998 earnings per share.

Equity Sports' mission is to create retail consumer products, collectibles and promotional products based on sports-related intellectual property. Said Messrs. Robeck and Kurz, "This is an excellent strategic fit for us. Along with our NASCAR business, Headliners gives us a solid platform to build our Equity Sports business. It will enable us to address a wider range of retail product categories and customers, deepen relationships with existing promotional clients and provide access to an array of new clients as well. Headliners offers a unique and powerful trademark, in addition to a more predictable, less seasonal revenue flow."

Corinthian's CEO, Joe Morrison, and its COO, John Weems, will move over to Equity Marketing to head up its Equity Sports business and pursue sports-related licensing opportunities. Joe Morrison said, "Headliners is a personality-driven sports collectible brand that will be a cornerstone of Equity Sports and an ideal complement to Equity Marketing's existing business. We have considerable synergies and similarities in our licensing-based businesses, Asian manufacturing operations and mass market customer accounts structure. We also have significant sports promotional opportunities that remain largely untapped -- they should flourish under Equity Marketing."

Equity Marketing designs, develops, produces and markets worldwide a broad range of toys, gifts and other consumer products based on characters from popular entertainment properties licensed primarily by major television and motion pictures studios.

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THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THE COMPANY WISHES TO
CAUTION READERS THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE. ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE ANTICIPATED FOR A VARIETY OF REASONS, INCLUDING, WITHOUT LIMITATION, THE POTENTIAL CANCELLATION AND/OR DELAY OF PROMOTIONS DUE TO DELAYS IN RELEASE OF THE THEATRICAL MOTION PICTURES, THE FAILURE OF THE COMPANY TO OBTAIN PROMOTIONS PROJECTS BASED ON THESE MOTION PICTURES AT ANTICIPATED LEVELS, THE SUCCESS OR FAILURE OF A SPECIFIC MOTION PICTURE OR TELEVISION PROPERTY, THE LOSS OF EXISTING LICENSES OR THE INABILITY TO RENEW OR EXTEND LICENSES UNDER FAVORABLE TERMS, CONSUMER DEMAND FOR ITS PRODUCTS, THE COMPANY'S DEPENDENCE ON A SINGLE CUSTOMER, QUARTERLY FLUCTUATIONS IN FINANCIALS RESULTS AND INCREASES IN INTERNATIONAL TARIFF RATES, WHICH WOULD INCREASE THE COMPANY'S COST OF SALES. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCE AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.